                                                                    EXHIBIT 9(m)





                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                      AIM VARIABLE INSURANCE FUNDS, INC.,

                           A I M DISTRIBUTORS, INC.,

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
                            ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS

                                      AND

                     ALLSTATE LIFE FINANCIAL SERVICES, INC.
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                               TABLE OF CONTENTS

DESCRIPTION                                                                                                          PAGE
Section 1.  Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1     Availability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Addition, Deletion or Modification of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     No Sales to the General Public . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 2.  Processing Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.1     Timely Pricing and Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2     Timely Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3     Applicable Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.4     Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.5     Book Entry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 3.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Parties To Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 4.  Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     Tax Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Insurance and Certain Other Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.3     Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.4     Notice of Certain Proceedings and Other Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.5     ALNY or the Underwriter To Provide Documents; Information About AVIF . . . . . . . . . . . . . . . . . 9
         4.6     AVIF or AIM To Provide Documents; Information About ALNY and the Underwriter . . . . . . . . . . . .  10

Section 5.  Mixed and Shared Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Disinterested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Monitoring for Material Irreconcilable Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     Conflict Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.5     Notice to ALNY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.6     Information Requested by Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.7     Compliance with SEC Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.8     Requirements for Other Insurance Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 6.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1     Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Notice Requirement for Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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
         6.3     Funds To Remain Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.4     Survival of Warranties and Indemnifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.5     Continuance of Agreement for Certain Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 7.  Parties To Cooperate Respecting Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 8.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 9.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 10.  Voting Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 11.  Foreign Tax Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 12.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         12.1    Of AVIF and AIM by ALNY and the Underwriter  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         12.2    Of ALNY and the Underwriter by AVIF and AIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         12.3    Effect of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.4    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 13.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 14.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 15.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 16.  Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 17.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SCHEDULE B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SCHEDULE C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                            PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into as of the 1st day of October, 1996 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"); Allstate Life Insurance Company of New York, a New York life insurance company ("ALNY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Allstate Life Financial Services, Inc., a Delaware corporation and the principal underwriter of the Contracts and Policies referred to below ("Underwriter") (collectively, the "Parties").


                                WITNESSETH THAT:

         WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, AVIF currently consists of nine separate series, shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts; and

         WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, AIM currently serves as the distributor for the Shares; and

         WHEREAS, ALNY will be the issuer of certain variable annuity contracts ("Contracts") and/or variable life insurance policies ("Policies") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts and Policies (hereinafter collectively, the "Policies"), if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, the Accounts may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, ALNY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Policies will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, ALNY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Policies provided, that AVIF implements Mixed and Shared Funding, described below, pursuant to an exemptive order from the SEC or otherwise; and

         WHEREAS, the Underwriter is a broker-dealer registered with the SEC under the 1934 Act and a member in good standing of the NASD; and

         WHEREAS, the Underwriter intends to enter into Selling Group Agreements with entities that may legally sell the Policies (the "Selling Group Members"); and

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                          SECTION 1.  AVAILABLE FUNDS

         1.1     AVAILABILITY.

         AVIF will make Shares of each Fund available to ALNY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

         1.2     ADDITION, DELETION OR MODIFICATION OF FUNDS.

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Policies, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

         1.3     NO SALES TO THE GENERAL PUBLIC.

         AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.


                      SECTION 2.  PROCESSING TRANSACTIONS

         2.1     TIMELY PRICING AND ORDERS.

         (a) AVIF or its designated agent will use its best efforts to provide ALNY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) AVIF calculates the Fund's net asset value.

         (b) ALNY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. ALNY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to ALNY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to ALNY.

         (c) Each order to purchase or redeem Shares will separately describe the amount of Shares of each Fund to be purchased, redeemed or exchanged and will not be netted; provided, however, with respect to payment of the purchase price by ALNY and of redemption proceeds by AVIF, ALNY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below. Each order to purchase or redeem Shares shall also specify whether the order results from purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or requests for other transactions under Policies (collectively, "Policy transactions").

         (d) If AVIF provides materially incorrect Share net asset value information, ALNY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to ALNY. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the parties as provided in Schedule B, attached hereto and incorporated herein.


         2.2     TIMELY PAYMENTS.

         ALNY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable.

AVIF will wire payment for net redemptions to an account designated by ALNY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable ALNY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

         2.3     APPLICABLE PRICE.

         (a) Share purchase and redemption orders that result from Policy transactions and that ALNY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), ALNY shall be the designated agent of AVIF for receipt of orders relating to Policy transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided, that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time computed in accordance with Section 2.1(b) hereof.

         (b) All other Share purchases and redemptions by ALNY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

         2.4     DIVIDENDS AND DISTRIBUTIONS.

         AVIF will furnish notice promptly to ALNY of any income dividends or capital gain distributions payable on the Shares of any Fund. ALNY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until ALNY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. ALNY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

         2.5     BOOK ENTRY.

         Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to ALNY. Shares ordered from AVIF will be recorded in an appropriate title for ALNY, on behalf of its Account.


                         SECTION 3.  COSTS AND EXPENSES

         3.1     GENERAL.

         Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear all expenses incident to its performance under this Agreement.

         3.2     PARTIES TO COOPERATE.

         Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.


                          SECTION 4.  LEGAL COMPLIANCE

         4.1     TAX LAWS.

         (a) AVIF represents and warrants that each Fund is currently qualified and will continue to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). AVIF will notify ALNY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) AVIF represents that it will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify ALNY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.

         (c) ALNY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of ALNY or, to ALNY's knowledge, of any Policy owner, annuitant or participant under the Policies (collectively, "Participants"), that any Fund has failed to comply with the diversification requirements of section 817(h) of the Code or ALNY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure to so comply with section 817(h) (hereinafter respectively referred to in this paragraph (c) as "failure" or "alleged failure"):

                 (i) ALNY shall promptly notify AVIF of such assertion or potential claim;

                 (ii) ALNY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

                 (iii) ALNY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent, provided that ALNY shall not be required to make any such demonstration of inadvertence unless AVIF represents or provides an opinion of counsel, which representation or opinion shall be reasonably satisfactory to ALNY, to the effect that a reasonable basis exists for making such a demonstration;

                 (iv) ALNY shall permit AVIF, its affiliates and their legal and accounting advisors to attend, advise and otherwise assist ALNY (which assistance ALNY shall consider and/or accept in good faith) with respect to any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure, provided that ALNY shall control, in good faith, the conduct of such conferences, discussions, proceedings, or contests or appeals thereof;

                 (v) any written materials to be submitted by ALNY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by ALNY to AVIF (together with any supporting information or analysis) at least ten (10) business days, or such shorter period to which the Parties hereto may from time to time agree, prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by ALNY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

                 (vi) ALNY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by providing AVIF and its accounting and legal advisors with copies of any relevant books and records (or portions thereof) of ALNY that may be reasonably requested by or on behalf of AVIF and that ALNY is permitted to provide in accordance with applicable law) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

                 (vii) ALNY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that ALNY shall not be required, after exhausting all administrative remedies, to appeal any adverse IRS or judicial decision unless AVIF or its affiliates shall have provided an opinion of counsel approved by ALNY, which approval shall not be unreasonably withheld, to the effect that a reasonable basis exists for taking such appeal (or, in the case of an appeal to the United States Supreme Court, that ALNY should be more likely than not to prevail on such appeal), and provided further that each Party shall bear one-half of the expenses of any judicial appeal; and

                 (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if ALNY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

         Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, ALNY may, in its discretion, authorize AVIF or its affiliates to act in the name of ALNY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided that in no event shall ALNY have liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (d) ALNY represents and warrants that the Policies currently are and at all times will be treated as annuity, endowment, or life insurance contracts under applicable provisions of the Code. ALNY will notify AVIF immediately upon having a reasonable basis for believing that any of the Policies have ceased to be so treated or that they might not be so treated in the future, provided that such notice shall be kept confidential during the period of ALNY's investigation of any such circumstances to the extent permitted by applicable law.

         (e) ALNY represents and warrants that each Account is and at all times will be a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. ALNY will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         4.2     INSURANCE AND CERTAIN OTHER LAWS.

         (a) AVIF and AIM will use their best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by ALNY.

         (b) ALNY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 54240 of the New York Insurance Code and the regulations thereunder, and (iii) the Policies comply in all material respects with all other applicable federal and state laws and regulations.

         (c) AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) AIM represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) The Underwriter represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         4.3     SECURITIES LAWS.

         (a) ALNY and the Underwriter represent and warrant that (i) interests in each Account pursuant to the Policies will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Policies will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Illinois law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Policies, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) ALNY will amend the registration statement for its Policies under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Policies or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) AVIF will register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

         4.4     NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         (a) AVIF and/or AIM will immediately notify ALNY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to

AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or
(iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Policies issued or to be issued by ALNY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b)     ALNY and/or  the Underwriter will immediately notify AVIF of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Policies or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Policies, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. ALNY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

 4.5     ALNY OR THE UNDERWRITER TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

         (a) ALNY or the Underwriter will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) The Underwriter will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material not prepared by AVIF or its affiliates, in which AVIF or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates its investment adviser as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to ALNY in the manner required by Section 9 hereof.

         (c) Neither ALNY, the Underwriter, nor any of their respective affiliates will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Policies other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii) in reports or proxy materials for AVIF; or
(iii) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

         (d) ALNY and the Underwriter shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.

         4.6 AVIF OR AIM TO PROVIDE DOCUMENTS; INFORMATION ABOUT ALNY AND THE UNDERWRITER.

         (a) AVIF will provide to ALNY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) AVIF will provide to ALNY or the Underwriter camera ready or computer diskette copies of all AVIF Prospectuses, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Policy value to a Fund. AVIF will provide such copies to ALNY or the Underwriter in a timely manner so as to enable ALNY or the Underwriter, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

         (c)     AIM will provide to ALNY or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which ALNY, the Underwriter or any of their respective affiliates is named, or that refers to the Policies, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if ALNY or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. ALNY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by
Section 9 hereof.

         (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning ALNY, the Underwriter, each Account, or the Policies other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Policies, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in reports or voting instruction materials for each Account; or (iii) in sales literature or other promotional material approved by ALNY or its affiliates, except with the express written permission of ALNY.

         (e) AIM shall adopt and implement procedures reasonably designed to ensure that information concerning ALNY, the Underwriter, and their respective affiliates that is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) ("broker only materials") is so used, and neither ALNY, the Underwriter, nor any of their respective affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.


                      SECTION 5.  MIXED AND SHARED FUNDING

         5.1     GENERAL.

         AVIF has applied for an order from the SEC exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance contracts, separate accounts of insurance companies unaffiliated with ALNY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply, if and only if AVIF implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise. AVIF hereby notifies ALNY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of Mixed and Shared Funding.

         5.2     DISINTERESTED DIRECTORS.

         AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the Rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

         5.3     MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

         AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account and participants on all qualified retirement and pension plans investing in AVIF ("Participating Plans"). ALNY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a) an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Fund are being managed;

         (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

         (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

         (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, ALNY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by ALNY to disregard voting instructions of Participants.

         5.4     CONFLICT REMEDIES.

         (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, ALNY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                 (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

                 (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b) If the material irreconcilable conflict arises because of ALNY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, ALNY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6)months after AVIF gives notice to ALNY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by ALNY for the purchase and redemption of Shares of AVIF.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to ALNY conflicts with the majority of other state regulators, then ALNY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs ALNY that it has determined that such decision has created a material irreconcilable conflict (after consideration of the interests of all Participants), and until such withdrawal AVIF shall continue to accept and implement orders by ALNY for the purchase and redemption of Shares of AVIF.

         (d) ALNY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Policies. ALNY will not be required by the terms hereof to establish a new funding medium for any Policies if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

         5.5     NOTICE TO ALNY.

         AVIF will promptly make known in writing to ALNY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

         5.6     INFORMATION REQUESTED BY BOARD OF DIRECTORS.

         ALNY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive application filed with the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

         5.7     COMPLIANCE WITH SEC RULES.

         If, at any time during which AVIF is serving as an investment medium for variable life insurance Policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

         5.8     REQUIREMENTS FOR OTHER INSURANCE COMPANIES.

         AVIF will require that each Participating Insurance Company enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this
Agreement.


                            SECTION 6.  TERMINATION

         6.1     EVENTS OF TERMINATION.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

         (a) at the option of AVIF or ALNY upon the approval by (i) a majority of the Disinterested Directors, or (ii) a majority vote of the Shares of the affected Fund that are held in the corresponding Subaccount of an Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Shares in accordance with Participant instructions); or

         (b) at the option of AVIF or AIM upon institution of formal proceedings against ALNY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding ALNY's obligations under this Agreement or related to the sale of the Policies, the operation of each Account, or the purchase of Shares, if, in each case, AVIF or AIM reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

         (c) at the option of ALNY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, ALNY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on ALNY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

         (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Policies issued or to be issued by ALNY; or

         (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

         (f) at the option of ALNY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if ALNY reasonably believes that the Fund may fail to so qualify;

         (g) at the option of ALNY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions (other than by reason of the failure of the Policies issued by ALNY to qualify as annuity or life insurance contracts under the Code, or the failure of any Account or Policy to meet the definition of "segregated asset account" or "variable contract"; respectively, within the meaning of the Code), or if ALNY reasonably believes that the Fund may fail to so comply; or

         (h) at the option of AVIF or AIM if the Policies issued by ALNY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Policies are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

         (i) upon another Party's material breach of any provision of this Agreement.

         6.2     NOTICE REQUIREMENT FOR TERMINATION.

         No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

         (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

         (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

         (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

         6.3     FUNDS TO REMAIN AVAILABLE.

         Except (a) as necessary to implement Participant-initiated transactions, (b) as required by state insurance laws or regulations, (c) as required pursuant to Section 5 of this Agreement, or (d) with respect to any Fund as to which this Agreement has terminated pursuant to Section 6.1 hereof, ALNY shall not (i) redeem AVIF Shares attributable to the Policies (as opposed to AVIF Shares attributable to ALNY's assets held in each Account), or (ii) prevent Participants from allocating payments to or transferring amounts from a Fund that was otherwise available under the Policies, until six (6) months after ALNY shall have notified AVIF of its intention to do so and until thirty-six (36) full calendar months shall have expired from the date on which an Account (including the Accounts of Glenbrook Life and Annuity Co.) first invested in any Fund.

         6.4     SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

         All warranties and indemnifications will survive the termination of this Agreement.

         6.5     CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

         If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i)
hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that ALNY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).


            SECTION 7.  PARTIES TO COOPERATE RESPECTING TERMINATION

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Policies in such Fund.


                             SECTION 8.  ASSIGNMENT

         This Agreement may not be assigned by any Party, except with the written consent of each other Party; however, ALNY may utilize the services or employees of its affiliated insurance companies to perform any of its duties under this Agreement. Any such delegation or allocation of duties shall not be construed as an impermissible assignment and shall not be considered to limit any rights of ALNY under this Agreement.


                              SECTION 9.  NOTICES

         Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:


                 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                 3100 Sanders Road, Suite J5D
                 Northbrook, Illinois   60062
                 Facsimile:  (847) 402-3781

                 Attn:    Michael Velotta, Esq.

                 ALLSTATE LIFE FINANCIAL SERVICES, INC.
                 3100 Sanders Road, Suite J5B
                 Northbrook, Illinois   60062
                 Facsimile:  (847) 402-3781

                 Attn:    John Hedrick, Esq.


                 AIM VARIABLE INSURANCE FUNDS, INC.
                 11 Greenway Plaza, Suite 1919
                 Houston, Texas   77046
                 Facsimile:  (713) 993-9185

                 Attn:    Nancy L. Martin, Esq.


                 A I M DISTRIBUTORS, INC.
                 11 Greenway Plaza, Suite 1919
                 Houston, Texas   77046
                 Facsimile:  (713) 993-9185

                 Attn:    Nancy L. Martin, Esq.




                         SECTION 10.  VOTING PROCEDURES

         Subject to the cost allocation procedures established pursuant to
Section 3.1 hereof, ALNY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. ALNY will vote Shares in accordance with timely instructions received from Participants. ALNY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants. Neither ALNY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants, except with respect to matters as to which ALNY has the right, under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote the Shares without regard to voting instructions from Participants. ALNY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. ALNY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by any Mixed and Shared Funding exemptive order that AVIF may obtain in the future.

AVIF will notify ALNY (i) of any changes of interpretations or amendments to any Mixed and Shared Funding exemptive order it obtains in the future, and (ii) of any proposal to be submitted to Participants for their approval (prior to any Board of Directors meeting of AVIF at which such proposals are presented).


                        SECTION 11.  FOREIGN TAX CREDITS

         AVIF agrees to consult in advance with ALNY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                          SECTION 12.  INDEMNIFICATION

         12.1    OF AVIF AND AIM BY ALNY AND THE UNDERWRITER.

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, ALNY and the Underwriter each agrees to indemnify and hold harmless AVIF, its affiliates (including AIM) except Participants, and each of their respective directors and officers, and each person, if any, who controls AVIF or its affiliates (including AIM) within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ALNY) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF's Shares and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Policies, or sales literature or advertising for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ALNY or the Underwriter by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Policies, or sales literature or advertising or otherwise for use in connection with the sale of Policies or Shares (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of ALNY or the Underwriter and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of ALNY, the Underwriter or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of
                          Article I of the NASD's By-Laws), in connection with the sale or distribution of the Policies or Shares; or

                 (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF or AIM by or on behalf of ALNY, the Underwriter or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

                 (iv) arise as a result of any failure by ALNY or the Underwriter to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by ALNY or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by ALNY or the Underwriter; or

                 (v) arise as a result of failure by the Policies issued by ALNY to qualify as life insurance, endowment, or annuity contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

         (b)     Neither ALNY nor the Underwriter shall be liable under this
Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF.

         (c)     Neither ALNY nor the Underwriter shall be liable under this
Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified ALNY or the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ALNY or the Underwriter of any such action shall not relieve ALNY or the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this
Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, ALNY or the Underwriter shall be entitled to participate, at its own expense, in the defense of such action and ALNY or the Underwriter also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from ALNY or the Underwriter to such Indemnified Party of its election to assume the defense thereof, the Indemnified Party will cooperate fully with ALNY and shall bear the fees and expenses of any additional counsel retained by it, and ALNY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2    OF ALNY AND THE UNDERWRITER BY AVIF AND AIM.

         (a) Except to the extent provided in Sections 12.2(d), 12.2(e) and 12.2(f), below, to the extent permitted by law, AVIF and/or AIM each agrees to indemnify and hold harmless ALNY, the Underwriter, their respective affiliates, and each of their respective directors and officers, and each person, if any, who controls ALNY, the Underwriter, or their respective affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF's Shares and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of ALNY or its affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Policies, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons"), in connection with the sale or distribution of AVIF Shares; or

                 (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to ALNY, the Underwriter, or their respective affiliates by AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing; or

                 (iv) arise as a result of any failure by AVIF or AIM to perform their respective obligations, provide the services (including, but not limited to, the provision of correct net asset value) and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

         (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against ALNY or the Underwriter pursuant to the Policies, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by ALNY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that ALNY reasonably deems necessary or appropriate as a result of the noncompliance.

         (c) AVIF shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to ALNY, each Account, the Underwriter or Participants.

         (d) AVIF shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF of any such action shall not relieve AVIF from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF to such Indemnified Party of AVIF's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and shall bear the fees and expenses of any additional counsel retained by it, and AVIF will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (e) In no event shall AVIF be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, ALNY, the Underwriter, or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by ALNY or the Underwriter hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants;
(ii) the failure by ALNY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by ALNY or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code; provided, however, that the limitation of liability contained in this paragraph (e) shall not apply if the breach or failures described in subparagraphs (i), (ii) and (iii), above, by ALNY or any Participating Insurance Company resulted from the failure of AVIF to comply with the requirements of Subchapter M or Section 817(h) of the Code.

         12.3    EFFECT OF NOTICE.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         12.4    SUCCESSORS.

         A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                          SECTION 13.  APPLICABLE LAW

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.


                     SECTION 14.  EXECUTION IN COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                           SECTION 15.  SEVERABILITY

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                         SECTION 16.  RIGHTS CUMULATIVE

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                             SECTION 17.  HEADINGS

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                  AIM VARIABLE INSURANCE FUNDS, INC.

                                  By:   /s/ ROBERT H. GRAHAM
                                        -------------------------------------

                                  Name: Robert H. Graham
                                        -------------------------------------

                                  Title: President
                                         ------------------------------------



                                  A I M DISTRIBUTORS, INC.

                                  By:    /s/ W.G. LITTLEPAGE
                                         ------------------------------------

                                  Name: W.G. Littlepage
                                        -------------------------------------

                                  Title: Sr. V.P.
                                         ------------------------------------



                                  ALLSTATE LIFE INSURANCE COMPANY OF
                                  NEW YORK, on behalf of itself and its
                                  Separate Accounts as provided in Schedule A

                                  By:    /s/ JOHN HUNTER
                                         ------------------------------------

                                  Name: John Hunter
                                        -------------------------------------

                                  Title: AVP
                                         ------------------------------------



                                  ALLSTATE LIFE FINANCIAL SERVICES, INC.

                                  By: /s/ ROBERT J. KELLY
                                      ---------------------------------------

                                  Name: Robert Kelly
                                        -------------------------------------

                                  Title: President
                                         ------------------------------------

                                   SCHEDULE A



FUNDS AVAILABLE UNDER THE POLICIES

         AIM Variable Insurance Funds, Inc.
                 AIM V.I. Capital Appreciation Fund
                 AIM V.I. Diversified Income Fund
                 AIM V.I. Global Utilities Fund
                 AIM V.I. Government Securities Fund
                 AIM V.I. Growth Fund
                 AIM V.I. Growth and Income Fund
                 AIM V.I. International Equity Fund
                 AIM V.I. Money Market Fund
                 AIM V.I. Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

         Allstate Life Insurance Company of New York Separate Account A


POLICIES FUNDED BY THE SEPARATE ACCOUNTS

         Individual and Group Flexible Premium Deferred Variable Annuity
Contracts

                                   SCHEDULE B

                          AIM'S PRICING ERROR POLICIES



Determination of Materiality

In the event that AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

         a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

         b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or ALNY, as appropriate) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and ALNY has not mailed redemption checks to Participants, ALNY and AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse ALNY for ALNY's reprocessing costs in the amount of $3.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board of Directors. AIM agrees to use its best efforts to notify ALNY at least five (5) days prior to any such meeting of the Board of Directors of AVIF to consider such proposed changes.

                                   SCHEDULE C

                              EXPENSE ALLOCATIONS

----------------------------------------------------------------------------------------------------
 DESCRIPTION                      ALNY                                  AIM/AVIF
----------------------------------------------------------------------------------------------------
 Registration

     Prepare and file             Account registration statements       Fund registration statements
 registration statements(1)

     Payment of fees              Account fees                          Fund fees
----------------------------------------------------------------------------------------------------
 Prospectuses

     Typesetting                   Account Prospectuses                  Fund Prospectuses

     Printing(2)                   Account Prospectuses                  Fund Prospectuses
----------------------------------------------------------------------------------------------------
 SAIs
     Typesetting                  Account SAIs                          Fund SAIs

     Printing                     Account SAIs                          Fund SAIs
----------------------------------------------------------------------------------------------------
 Supplements (to Prospectuses
 or SAIs)

     Typesetting and Printing     Account Supplements (unless changes   Fund Supplements (unless changes
                                  relate only to the Fund)              relate only to the Account)

                                  Fund Supplements (for changes that    Account Supplements (for changes
                                  relate only to Account)               that relate only to Fund)
----------------------------------------------------------------------------------------------------





------------------------------

              (1)Includes all filings and costs necessary to keep registrations current and effective; including, without limitation, filing Forms N-SAR and Rule 24f-2 Notices as required by law.

              (2)To the extent that documents prepared by ALNY and AIM are printed together, the printing cost shall be allocated in proportion to the number of pages attributable to each document.

----------------------------------------------------------------------------------------------------
 DESCRIPTION                      ALNY                                  AIM/AVIF
----------------------------------------------------------------------------------------------------
 Financial Reports

     Typesetting                  Account Reports                       Fund Reports

     Printing(2)                  Account Reports                       Fund Reports
----------------------------------------------------------------------------------------------------
 Mailing and Distribution(3)

     To Contract owners           Account and Fund Prospectuses,        Supplements (for which AIM/AVIF is
                                  SAIs, Supplements (for which  ALNY    responsible to typeset and print)
                                  is responsible to typeset and
                                  print) and Reports

                                  Supplements (for which ALNY is        Account and Fund Prospectuses,
     To Offerees                  responsible to typeset and print)     SAIs, Supplements (for which
                                                                        AIM/AVIF is responsible to typeset
                                                                        and print) and Reports
----------------------------------------------------------------------------------------------------
 Proxies(4)

     Typesetting, printing and    Account and Fund Proxies where the    Account and Fund Proxies where the
 mailing of proxy solicitation    matters submitted are solely          matters submitted are solely Fund
 materials and voting             Account related                       related
 instruction solicitation
 materials and tabulation of
 proxies to Participants
----------------------------------------------------------------------------------------------------


------------------------------

              (3)To the extent required by law.

              (4)When proxy materials are required for both Account and Fund matters, the costs shall be split proportionately based upon those materials related solely to the Account and those materials related solely to the Fund. The cost with respect to joint materials shall be allocated evenly between ALNY and AIM.

----------------------------------------------------------------------------------------------------
  DESCRIPTION                         ALNY                                         AIM/AVIF
----------------------------------------------------------------------------------------------------
 Other (Sales Related)

     Contract owner               Account related items                 Fund related items
 communication

     Distribution                 Policies

     Administration               Account (Policies)
----------------------------------------------------------------------------------------------------